UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 1, 2014
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

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Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)	92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Tax Matters Update

Supplemental Federal Income Tax Considerations

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Federal Income Tax Considerations” in our Registration Statement on Form S-3 (File No. 333-179411) filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2012 (the "Base Prospectus"), and supersedes, in its entirety, the discussion under the heading “Supplemental Federal Income Tax Considerations” included in our Current Report on Form 8-K filed with the SEC on August 2, 2013. This summary is for general information only and is not tax advice.

The following discussion supersedes the discussion in the ninth bullet point under the heading “Federal Income Tax Considerations-Taxation of Our Company-General” in the Base Prospectus.

Ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then as described in the Base Prospectus under the heading “-Taxation of Our Company-General,” we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury regulations then in effect.

Under applicable Treasury Regulations, this built-in gains tax will not apply to gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code.

The following discussion supersedes the first three paragraphs in the discussion under the heading “Federal Income Tax Considerations-Taxation of Our Company-Annual Distribution Requirements” in the Base Prospectus.

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•90% of our “REIT taxable income”; and
•90% of our after-tax net income, if any, from foreclosure property; minus
•the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income."

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset. See “Taxation of Our Company-General.”

The following discussion supersedes the discussions under the heading “Federal Income Tax Considerations-Federal Income Tax Considerations for Holders of Our Capital Stock-Taxation of Taxable U.S. Stockholders-Tax Rates” and "-Medicare Tax on Unearned Income" in the Base Prospectus.

Tax Rates. The maximum tax rate for non-corporate taxpayers for capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates describe above to the extent they are properly designated by the REIT as “capital gain dividends.” In addition, U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. The maximum tax rate for non-corporate taxpayers for income that the REIT properly designates as “qualified dividend income” is generally 20%. However, dividends payable by REITs are not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year).

In addition, certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock.

The following discussion supersedes the discussion under the heading “Federal Income Tax Considerations-Federal Income Tax Considerations for Holders of Our Capital Stock-Taxation of Taxable U.S. Stockholders-Foreign Accounts” in the Base Prospectus.

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock. See “-Taxation of Non-U.S. Stockholders-Foreign Accounts.”

The following discussion supersedes the second paragraph in the discussion under the heading “Federal Income Tax Considerations-Federal Income Tax Considerations for Holders of Our Capital Stock-Taxation of Non-U.S. Stockholders-Distributions Generally” in the Base Prospectus.

Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

(1) a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2) the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non- U.S. stockholder’s trade or business.

The following discussion supersedes the second paragraph in the discussion under the heading “Federal Income Tax Considerations-Federal Income Tax Considerations for Holders of Our Capital Stock-Taxation of Non-U.S. Stockholders-Information Reporting and Backup Withholding Tax” in the Base Prospectus.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

The following discussion supersedes, in its entirety, the discussions under the headings “Federal Income Tax Considerations-Taxation of Non-U.S. Stockholders-Foreign Accounts” in the Base Prospectus.

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our capital stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our capital stock and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017.

U.S. stockholders and prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ ADAM WYLL
Adam Wyll Senior Vice President, General Counsel and Secretary
August 1, 2014